Exhibit 24.1
POWER OF ATTORNEY
Each of the directors and officers of Owens Corning, a Delaware corporation (the “Registrant”), whose signature appears below constitutes and appoints Brian Chambers, Todd Fister, and Gina Beredo, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to execute in each such director’s and officer’s name, place and stead, one or more registration statements on Form S-4 (including all amendments, including post-effective amendments, thereto), in connection with the registration of the issuance of certain debt securities of the Registrant for exchange, together with all exhibits and any and all documents required to be filed with respect thereto, and to file the same with the Securities and Exchange Commission, each of such attorneys-in-fact and agents to have full power to act with or without the other, and to have full power and authority to do and perform, in the name and on behalf of each and all of such directors and officers, every act whatsoever as such attorney-in-fact and agent may deem necessary, appropriate or advisable to be done in the premises as fully and to all intents and purposes as such director or officer might or could do in person.
This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.
Executed as of the 28th day of June, 2024.

/s/ Brian D. Chambers	/s/ Todd W. Fister
Brian D. Chambers Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	Todd W. Fister Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Mari K. Doerfler	/s/ Eduardo E. Cordeiro
Mari K. Doerfler Vice President and Controller (Principal Accounting Officer)	Eduardo E. Cordeiro Director

/s/ Adrienne D. Elsner	/s/ Alfred E. Festa
Adrienne D. Elsner Director	Alfred E. Festa Director

/s/ Edward F. Lonergan	/s/ Maryann T. Mannen
Edward F. Lonergan Director	Maryann T. Mannen Director

/s/ Paul E. Martin	/s/ W. Howard Morris
Paul E. Martin Director	W. Howard Morris Director

/s/ Suzanne P. Nimocks	/s/ John D. Williams
Suzanne P. Nimocks Director	John D. Williams Director